UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2013
 (Exact name of registrant as specified in its charter)

VA	000-22283	54-1829288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
590 Peter Jefferson Parkway, Suite 250, Charlottesville, VA	22911
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (434) 964-2211

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On December 5, 2013, StellarOne Corporation (“StellarOne”) held a special meeting of shareholders (the “special meeting”) in Charlottesville, Virginia.  At the special meeting, the shareholders of StellarOne were asked to consider and vote on the following proposals: (1) to approve the Agreement and Plan of Reorganization, dated as of June 9, 2013, between Union First Market Bankshares Corporation (“Union”) and StellarOne, including the related Plan of Merger (together, the “merger agreement”), pursuant to which StellarOne will merge (the “merger”) with and into Union (the “merger proposal”), (2) to approve, in a non-binding advisory vote, certain compensation that may become payable to StellarOne’s named executive officers in connection with the merger (the “compensation proposal”), and (3) to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”).  Each of the merger proposal and the compensation proposal was approved at the special meeting by the required vote of StellarOne’s shareholders necessary to approve such proposal.

As of October 9, 2013, the record date for the special meeting, there were 22,737,950 shares of StellarOne common stock issued and outstanding and eligible to be voted at the special meeting. At the special meeting, there were present in person or by proxy 16,240,689 shares of StellarOne’s common stock, which constituted a quorum to conduct business at the meeting.

The items voted upon at the special meeting and the final voting results for each proposal were as follows:

1.           The merger proposal.

For	Against	Abstain	Broker Non-Votes
15,603,673	551,627	85,389	---

2.           The compensation proposal.

For	Against	Abstain	Broker Non-Votes
14,022,260	1,819,509	398,920	---

3.           The adjournment proposal.

The adjournment proposal was withdrawn, as it was not necessary due to the approval by StellarOne’s shareholders of the merger proposal.
Item 8.01.                      Other Events.

On December 5, 2013, Union and StellarOne issued a joint press release announcing (i) for StellarOne, the results of the special meeting described in Item 5.07 of this Form 8-K, and (ii) for Union, the results of the special meeting of shareholders of Union held on December 5, 2013 at which, among other things, the merger agreement was approved. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
      (d)  Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press release issued jointly by Union First Market Bankshares Corporation and StellarOne Corporation on December 5, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StellarOne Corporation (Registrant)
December 6, 2013 (Date)	By: /s/ Jeffrey W. Farrar Jeffrey W. Farrar Executive Vice President and Chief Financial Officer

Exhibit Index
99.1	Press release issued jointly by Union First Market Bankshares Corporation and StellarOne Corporation on December 5, 2013.